Exhibit 10.21

NEXTNAV INC.

2021 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT COVER SHEET

NextNav Inc., a Delaware corporation (the “Company”), hereby grants performance-based restricted stock units (the “PSUs”) relating to shares of the Company’s common stock, par value $0.0001 per share (the “Stock”), to the Grantee named below, subject to the vesting conditions set forth below. Additional terms and conditions of the PSUs are set forth on this cover sheet and in the attached Performance-Based Restricted Stock Unit Agreement (including all exhibits, schedules, and attachments thereto, together, the “Agreement”) and in the NextNav Inc. 2021 Omnibus Incentive Plan (as it has been or may be amended and/or restated from time to time, the “Plan”).

Grant Date:
Name of Grantee:

Target Number of Shares of
Stock Covered by the PSUs:
Maximum Number of Shares
of Stock Covered by the
PSUs:

Performance Period:

By your electronic acknowledgement of this Agreement, you agree to all of the terms and conditions described in the Agreement and in the Plan (a copy of which has been made available to you and will be provided on request). You acknowledge that you have carefully reviewed the Plan and agree that the Plan shall control in the event any provision of this Agreement should appear to be inconsistent with the Plan. You must accept your award no later than 5 pm Eastern Time, five (5) business days prior to the Vesting Date (as defined in the Agreement) or your entire award will be cancelled.

Grantee:		Date:
(Signature)
Company:		Date:
(Signature)
Name:
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

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NEXTNAV INC.

2021 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Performance- Based Restricted Stock Units	This Agreement evidences an award of PSUs in the number set forth on the cover sheet and subject to the terms and conditions set forth in the Agreement and the Plan
Vesting

The number of PSUs, if any, that vest pursuant to the terms of this Agreement will be calculated based on the attainment, as determined by the Committee, of the performance measures described in Exhibit A to this Agreement (the “Performance Measures”) during the Performance Period set forth on the cover sheet of this Agreement, which number of PSUs may be equal to all or a portion, including none, of the Maximum Number of Shares of Stock Covered by the PSUs, as set forth on the cover sheet of this Agreement.

The PSUs will vest on the first date during the Performance Period on which the Performance Measures are satisfied in full (the “Vesting Date”), subject to your continued Service from the Grant Date set forth on the cover sheet of the Agreement through such Vesting Date.

Any resulting fractional shares will be rounded to the nearest whole share and shall be rounded up or down as necessary as of the last applicable vesting date; provided, in all cases, you cannot vest in more than the Maximum Number of Shares of Stock Covered by the PSUs, as set forth on the cover sheet of this Agreement. No PSUs will vest after your Service has terminated for any reason.

Leaves of Absence

For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by your employer in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by Applicable Laws. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

Your employer may determine, in its discretion, which leaves count for this purpose and when your Service terminates for all purposes under the Plan in accordance with the provisions of the Plan. Notwithstanding the foregoing, the Company may determine, in its discretion, that a leave counts for this purpose even if your employer does not agree.

Forfeiture of Unvested PSUs

If the Performance Measures are not achieved during the Performance Period, you will immediately and automatically forfeit all of your unvested PSUs as of the end of the Performance Period.

Unless the termination of your Service triggers accelerated vesting or other treatment of your PSUs pursuant to the terms of this Agreement, the Plan, a written employment or other written compensatory agreement between you and the Company or an Affiliate, or a written compensatory program or policy of the Company or an Affiliate otherwise applicable to you, you will immediately and automatically forfeit to the Company all of your unvested PSUs in the event your Service terminates for any reason.

Forfeiture of Rights

You understand and agree that if the Company, acting through the Committee, determines that you engaged in Conduct Detrimental to the Company during your Service or during the twelve (12)-month period following the termination of your Service, (i) your unvested PSUs shall immediately and automatically expire; and (ii) if you have vested in any PSUs during the twelve (12)-month period prior to your actions, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (a) for any shares of Stock that you have sold prior to receiving notice of the foregoing determination from the Company, the amount will be the proceeds received from any and all sales of those shares of Stock, and (b) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive such notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion). You understand and agree that the forfeiture and/or repayment under this Agreement is separate from and does not preclude the Company from seeking relief based on your conduct that constitutes Conduct Detrimental to the Company.

For purposes of this provision, “Conduct Detrimental to the Company” means:

(i)         You breach your obligations to the Company or an Affiliate under any of your written agreements with the Company or an Affiliate; or

(ii)        You engage in Conflicting Activities (as defined below).

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For purposes of this Agreement, “Conflicting Activities” means, without advance, express, written consent of the Company:

(i)           You work or perform services (including contract, consulting, or advisory services) for a Direct Competitor in any geographic area where the Company or an Affiliate materially conducts business, if your services are similar in any material way to the services you performed for the Company or an Affiliate in the twelve (12) months preceding the termination of your Service;

(ii)          Except for communications made on behalf of the Company or an Affiliate in the scope of your Service, you advise, assist, attempt to influence or otherwise induce or persuade (or assist any other person in advertising, attempting to influence or otherwise induce or persuade) any person employed by the Company or an Affiliate to end such employment with the Company or an Affiliate; or

(iii)         You solicit, divert, take away, or attempt to solicit, divert or take away, directly or by assistance of others, any business from the Company’s clients or customers, including actively sought clients or customers, with whom you have or have had material contact during your Service for purposes of providing products or services that are competitive with those provided by the Company.

For purposes of this Agreement, the term “Direct Competitor” means any entity or other business concern that offers or plans to offer products or services that are materially competitive with any of the position, navigation, and/or timing products or services being manufactured, offered, marketed, or actively developed by the Company as of the date your Service ends.

You understand and agree that neither this provision nor any other provision of this Agreement prohibits you from engaging in Conflicting Activities but only requires the forfeiture and/or repayment as set forth herein if you engage in Conflicting Activities. If you desire to engage in Conflicting Activities, you agree to seek written consent from the Company prior to engaging in the Conflicting Activities. If you enter into any business, employment, or service relationship during your Service or within the twelve (12) months following the termination of your Service, you agree to provide the Company sufficient information regarding the relationship to enable the Company to determine whether that relationship constitutes Conflicting Activities. You agree to provide such information within five (5) business days after entering into the business, employment, or service relationship.

Delivery

Delivery of the shares of Stock represented by your vested PSUs shall be made as soon as practicable after the date on which your PSUs vest and, in any event, by no later than sixty (60) days following the Vesting Date.

Evidence of Issuance

The issuance of the shares of Stock with respect to the vested PSUs shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, by (i) book-entry registration or (ii) issuance of one or more share certificates.

Withholding

You agree as a condition of this Agreement that you will make acceptable arrangements to pay any withholding or other taxes that may be due relating to the PSUs or the issuance of shares of Stock with respect to the vested PSUs. In the event that the Company or any Affiliate determines that any federal, state, local, or foreign tax or withholding payment is required relating to the PSUs or the issuance of shares of Stock with respect to the vested PSUs, the Company or any Affiliate shall have the right, in the Committee’s discretion, to (i) require you to tender a cash payment, (ii) deduct the tax or withholding payment from payments of any kind otherwise due to you, (iii) permit or require you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), whereby you irrevocably elect to sell a portion of the shares of Stock to be delivered in connection with the vested PSUs to satisfy withholding obligations and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the withholding obligations directly to the Company or any Affiliate, or (iv) withhold the delivery of vested shares of Stock otherwise deliverable under this Agreement to meet such obligations, provided that, to the extent required to avoid adverse accounting consequences to the Company, the shares of Stock so withheld will have an aggregate Fair Market Value not exceeding the minimum amount of tax required to be withheld by Applicable Laws.

You agree that the Company or any Affiliate shall be entitled to use whatever method it may deem appropriate to recover such taxes. You further agree that the Company or any Affiliate may, as it reasonably considers necessary, amend or vary this Agreement to facilitate such recovery of taxes.

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Transferability

Your PSUs may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered, whether by operation of law or otherwise, nor may the PSUs be made subject to execution, attachment, or similar process. If you attempt to do any of these things, you will immediately and automatically forfeit your PSUs.

Trading Restrictions

In the event that (i) any shares covered by your vested PSUs are scheduled to be delivered on a date (the “Original Distribution Date”) that does not occur: (A) during an open “window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities (the “Policy”); (B) on a date on which you are permitted to sell shares of Stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy; or (C) on a date when you are otherwise permitted to sell shares of Stock on the open market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding shares from the shares otherwise deliverable, withholding from other compensation otherwise payable to you by the Company or its Affiliates, or by permitting you to pay your withholding taxes in cash, then such shares will not be delivered on such Original Distribution Date and will instead be delivered as of the earlier of (1) the first date you are not subject to any such policy or restriction and (2) the later of (I) the last day of the calendar year in which such distribution would otherwise have been made, and (II) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

Stockholder Rights

You have no rights as a stockholder with respect to the PSUs unless and until shares of Stock relating to the vested PSUs have been issued to you and either a certificate evidencing your Stock has been issued or an appropriate entry has been made on the Company’s books. No adjustments to your Stock shall be made for dividends, distributions, or other rights on or with respect to the Stock generally if the applicable record date for any such dividend, distribution, or right occurs before your certificate is issued (or an appropriate book entry is made), except as described in the Plan. You may at any time obtain a copy of the prospectus related to your Award pursuant to this Agreement by accessing the prospectus at 484 Oakmead Parkway, Sunnyvale, CA 94085. Additionally, you may receive a paper copy of the prospectus free of charge from the Company by contacting Ashish Fanse, 484 Oakmead Parkway, Sunnyvale, CA 94085, (408) 400-7827, afanse@nextanv.com.

No Right to Continued Employment or Other Service

This Agreement and the PSUs evidenced by this Agreement do not give you the right to expectation of employment or other Service by, or to continue in the employment or other Service of, the Company or any Affiliate. Unless otherwise specified in a written employment or other written compensatory agreement between you and the Company or an Affiliate, the Company or any Affiliate, as applicable, reserves the right to terminate your employment or other Service relationship with the Company or an Affiliate at any time and for any reason.

Corporate Activity

Your PSUs shall be subject to the terms of any applicable agreement of merger, liquidation, or reorganization in the event the Company is subject to such corporate activity, consistent with Section 16 of the Plan.

Clawback

The PSUs are subject to mandatory repayment by you to the Company in the circumstances specified in the Plan, including to the extent you are or in the future become subject to any Company “clawback” or recoupment policy or Applicable Laws that require the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy or Applicable Laws.

Governing Law & Venue

You understand and agree that the Company is a Delaware corporation and that your PSUs may be part of a contemporaneous grant of many similar awards to individuals located in numerous jurisdictions. You agree that this Agreement and the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, United States of America, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of any other jurisdiction.

The exclusive venue for any and all disputes arising out of or in connection with this Agreement shall be New Castle County, Delaware, United States of America, and the courts sitting exclusively in New Castle County, Delaware, United States of America shall have exclusive jurisdiction to adjudicate such disputes. Each party hereby expressly consents to the exercise of jurisdiction by such courts and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to such laying of venue (including the defense of inconvenient forum).

Compliance with Foreign Exchange Laws

Local foreign exchange laws may affect your PSUs or the vesting of your PSUs. You are responsible for obtaining any exchange control approval that may be required in connection with such events. Neither the Company nor any of its Affiliates will be responsible for obtaining such approvals or liable for the failure on your part to obtain or abide by such approvals. This statement does not constitute legal or tax advice upon which you should rely. You should consult with your personal legal and tax advisers to ensure your compliance with local laws. You agree to comply with all Applicable Laws and pay any and all applicable taxes associated with the grant or vesting of the PSUs.

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The Plan

The text of the Plan is incorporated into this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding the PSUs. Any prior agreements, commitments, or negotiations concerning the PSUs are superseded, except that any written employment, consulting, confidentiality, non-competition, non-solicitation, and/or severance agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Disclaimer of Rights

The grant of PSUs under this Agreement will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to you. You will have no rights under this Agreement or the Plan other than those of a general unsecured creditor of the Company. PSUs represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the Plan and this Agreement.

Data Privacy

As a condition of the grant of the PSUs, you consent to the collection, use, and transfer of personal data as described in this paragraph. You understand that the Company and its Affiliates hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or equivalent, salary, nationality, job title, ownership interests or directorships held in the Company or its Affiliates, and details of all equity awards or other entitlements to shares of Stock awarded, cancelled, exercised, vested or unvested (“Data”). You further understand that the Company and its Affiliates will transfer Data amongst themselves as necessary for the purposes of implementation, administration, and management of your participation in the Plan, and that the Company and any of its Affiliates may each further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan. You understand that these recipients may be located in the European Economic Area or elsewhere, such as the United States. You authorize them to receive, possess, use, retain, and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of Stock on your behalf, in electronic or other form, for the purposes of implementing, administering, and managing your participation in the Plan, including any requisite transfer to a broker or other third party with whom you may elect to deposit any shares of Stock acquired under the Plan. You understand that you may, at any time, view such Data or require any necessary amendments to the Data.

Notice Delivery

By accepting the PSUs, you agree that notices may be given to you in writing either at your home or mailing address as shown in the records of the Company or an Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the normal process employed by the Company or the Affiliate, as applicable, for communicating electronically with its employees.

Code Section 409A

The grant of PSUs under this Agreement is intended to comply with the short- term deferral exemption from Code Section 409A (“Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance with the exemption. Notwithstanding anything to the contrary in the Plan or this Agreement, none of the Company, its Affiliates, the Board, or the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and none of the Company, its Affiliates, the Board, or the Committee will have any liability to you for such tax or penalty.

To the extent that the PSUs constitute “deferred compensation” under Section 409A, a termination of Service occurs only upon an event that would be a Separation from Service within the meaning of Section 409A. If, at the time of your Separation from Service, (i) you are a “specified employee” within the meaning of Section 409A, and (ii) the Company makes a good faith determination that an amount payable on account of your Separation from Service constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)- month delay rule set forth in Section 409A to avoid taxes or penalties under Section 409A (the “Delay Period”), then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it in a lump sum on the first business day after the Delay Period (or upon your death, if earlier), without interest. Each installment of PSUs that vests under this Agreement (if there is more than one installment) will be considered one of a series of separate payments for purposes of Section 409A.

By accepting this Agreement, you agree to all of
the terms and conditions described above and in the Plan.

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EXHIBIT A

PERFORMANCE MEASURES

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